Exhibit 99.1

iParty Corp. Reports First Quarter 2010 Financial Results

DEDHAM, Mass.--(BUSINESS WIRE)--April 21, 2010--iParty Corp. (NYSE Amex: IPT), a party goods retailer, today reported financial results for its first quarter of fiscal year 2010, which ended on March 27, 2010.

First Quarter 2010 Highlights

  Improvements to top line and bottom line in the first quarter of 2010 compared to the first quarter of 2009.
  Consolidated revenues of $14.8 million for the first quarter of 2010, a 1.8% increase compared to the first quarter of 2009.
  Comparable store sales increase for the first quarter of 2010 of 1.3%.
  Net loss of $1.5 million for the first quarter of 2010, compared to a net loss of $1.7 million for the first quarter of 2009.
  EBITDA net loss for the first quarter of 2010 of $976 thousand compared to an EBITDA net loss in the first quarter of 2009 of $1,043 thousand. (See accompanying schedule for reconciliation of non-GAAP EBITDA to net loss for the period).

Sal Perisano, iParty’s Chairman and Chief Executive Officer, stated, “We were pleased to see a modest increase in sales at our comparable stores during the first quarter of 2010, following seven consecutive quarters of negative comp store sales results prior to this quarter. Also, by continuing to operate on a lower expense base, we were able to translate that modest sales increase into an improved bottom line compared to the first quarter of 2009.”

Mr. Perisano further stated, “We are also happy to report that we expect to grow the company in 2010. Our plans include further development of our urban store concept and expanding the temporary Halloween store side of our business. In late 2009, we opened our first urban store in Boston. We plan to open an additional store in another prime Boston retail location before the upcoming 2010 Halloween season. We are also actively reviewing sites for an expanded number of temporary Halloween stores.”

Operating Results

For the first quarter of 2010, consolidated revenues were $14.84 million, a 1.8% increase compared to $14.57 million for the first quarter in 2009. Comparable store sales in the first quarter of 2010 increased 1.3% compared to the year-ago period. Consolidated gross profit margin was 35.7% for the first quarter of 2010 compared to a gross profit margin of 35.6% for the same period in 2009. Consolidated net loss for the first quarter of 2010 was $1.49 million, or $0.07 per basic and diluted share, compared to consolidated net loss of $1.72 million, or $0.08 per basic and diluted share, for the first quarter in 2009. On a non-GAAP basis, net loss for the first quarter of 2010 before interest, taxes, depreciation and amortization (“EBITDA”) was $976,324, compared to EBITDA net loss of $1,042,790 for the first quarter in 2009. EBITDA is calculated as net income (loss), as reported under United States generally accepted accounting principles (“GAAP”), plus net interest expense, depreciation and amortization and income taxes. The schedule accompanying this release provides the reconciliation of net loss for the first quarter of 2010 and 2009, under GAAP to a non-GAAP, EBITDA basis.

About iParty Corp.

Headquartered in Dedham, Massachusetts, iParty Corp. is a party goods retailer that operates 51 iParty retail stores and licenses the operation of an Internet site for party goods and party planning at www.iparty.com. iParty’s aim is to make throwing a successful event both stress-free and fun. With over 20,000 party supplies and costumes and an online party magazine and party-related content, iParty offers consumers a sophisticated, yet fun and easy-to-use, resource with an extensive assortment of products to customize any party, including birthday bashes, Easter get-togethers, graduation parties, summer barbecues, and, of course, Halloween. iParty aims to offer reliable, time-tested knowledge of party-perfect trends, and superior customer service to ensure convenient and comprehensive merchandise selections for every occasion. Please visit our site at www.iparty.com.

Non-GAAP Financial Measures

Pursuant to the requirements of Regulation G, we have provided below reconciliations of any non-GAAP financial measures we use in this press release to the most directly comparable GAAP financial measures. We believe that our presentation of EBITDA, which is a non-GAAP financial measure, is an important supplemental measure of operating performance to investors. The discussion below defines this term, why we believe it is a useful measure of our performance, and explains certain limitations on the use of non-GAAP financial measures such as our use of EBITDA.

EBITDA

EBITDA is a commonly used measure of performance in our industry which we believe, when considered with measures calculated in accordance with United States generally accepted accounting principles ("GAAP"), gives investors a more complete understanding of operating results before the impact of investing and financing transactions and income taxes and facilitates comparisons between us and our competitors. EBITDA is a non-GAAP financial measure and has been presented in this release because our management and the audit committee of our board of directors use this financial measure in monitoring and evaluating our ongoing financial results and trends. Our management and audit committee believe that this non-GAAP operating performance measure is useful for investors because it enhances investors' ability to analyze trends in our business and compare our financial and operating performance to that of our peers.

Limitations on the Use of Non-GAAP Measures

The use of EBITDA has certain limitations. Our presentation of EBITDA may be different from the presentation used by other companies and therefore comparability may be limited. Depreciation expense for various long-term assets, interest expense, income taxes and other items have been and will be incurred and are not reflected in the presentation of EBITDA. Each of these items should also be considered in the overall evaluation of our results. Additionally, EBITDA does not consider capital expenditures and other investing activities and should not be considered as a measure of our liquidity. In particular, we have opened new stores through the expenditure of capital funded with borrowings under our bank line of credit. Our results of operations, therefore, reflect significant charges for depreciation, amortization and interest expense. EBITDA, which excludes these expenses, provides helpful information about the operating performance of our business, but EBITDA does not purport to represent operating income or cash flow from operating activities, as those terms are defined under GAAP, and should not be considered as an alternative to those measurements as an indicator of our performance.

Accordingly, EBITDA should be used in addition to and in conjunction with results presented in accordance with GAAP and should not be considered as an alternative to net income, operating income, or any other operating performance measure prescribed by GAAP, nor should these measures be relied upon to the exclusion of GAAP financial measures. EBITDA reflects additional ways of viewing our operations that we believe, when viewed with our GAAP results and the reconciliations to the corresponding GAAP financial measures, provides a more complete understanding of factors and trends affecting our business than could be obtained absent this disclosure. We strongly encourage investors to review our financial information in its entirety and not to rely on a single financial measure.

RECONCILIATION OF NON-GAAP MEASURES

	For the quarter ended
	Mar 27, 2010	Mar 28, 2009
Net loss, as reported under GAAP	$(1,485,134)	$(1,715,271)

plus, Interest expense, net	66,163	136,524
plus, Depreciation and amortization	442,647	535,957
plus, Income taxes	-	-

EBITDA net loss, non-GAAP	$(976,324)	$(1,042,790)

Safe harbor statement under the Private Securities Litigation Reform Act of 1995

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 as contained in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. You can identify these statements by the fact that they use words such as "anticipate," "believe," "estimate," "expect," "intend," "project," "plan," "outlook," and other words and terms of similar meaning. These statements involve a number of risks and uncertainties that could cause actual results to differ materially from the potential results discussed in the forward-looking statements. Among the factors that could cause actual results and outcomes to differ materially from those contained in such forward-looking statements are the following: changes in consumer confidence and consumer spending patterns, particularly those impacting the New England region and Florida, which may result from, among other factors, rising or sustained high levels of unemployment, access to consumer credit, mortgage foreclosures, credit market turmoil, declines in the stock market, general feelings and expectations about the overall economy, and unseasonable weather; the successful implementation of our growth and marketing strategies; our ability to access our existing credit line or to obtain additional financing, if required, on acceptable terms and conditions; rising commodity prices, especially oil and gas prices; our relationships with our third party suppliers; the failure of our inventory management system and our point of sale system; competition from other party supply stores and stores that merchandise and market party supplies, including big discount retailers, dollar store chains, and temporary Halloween merchandisers; the availability of retail store space on reasonable lease terms; and compliance with evolving federal securities, accounting, and stock exchange rules and regulations applicable to publicly-traded companies listed on the NYSE Amex. For a more detailed discussion of risks and uncertainties which could cause actual results to differ from those contained in the forward-looking statements, see Item 1A, "Risk Factors" of iParty's most recently filed Annual Report on Form 10-K for the fiscal year ended December 26, 2009 and our other periodic reports filed with the SEC. iParty is providing this information as of this date, and does not undertake to update the information included in this press release, whether as a result of new information, future events or otherwise.

iPARTY CORP.
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)

	For the quarter ended
	Mar 27, 2010	Mar 28, 2009
Revenues	$14,836,379	$14,568,407
Operating costs:
Cost of products sold	9,534,769	9,382,066
Marketing and sales	4,936,767	4,979,318
General and administrative	1,783,814	1,785,770

Operating loss	(1,418,971)	(1,578,747)

Interest expense, net	(66,163)	(136,524)

Net loss	$(1,485,134)	$(1,715,271)

Loss per share:
Basic and diluted	$(0.07)	$(0.08)

Weighted-average shares outstanding:
Basic and diluted	22,798,647	22,731,667

iPARTY CORP.
CONSOLIDATED BALANCE SHEETS
	Mar 27, 2010
	(Unaudited)	Dec 26, 2009
ASSETS
Current assets:
Cash and cash equivalents	$60,950	$61,050
Restricted cash	480,369	1,056,525
Accounts receivable	783,645	688,506
Inventories, net	14,021,289	13,048,104
Prepaid expenses and other assets	358,448	174,752
Deferred income tax asset - current	70,997	70,997
Total current assets	15,775,698	15,099,934
Property and equipment, net	2,749,866	2,892,835
Intangible assets, net	1,438,558	1,606,585
Other assets	328,062	349,378
Deferred income tax asset	343,690	343,690
Total assets	$20,635,874	$20,292,422

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable and book overdrafts	$6,059,144	$3,885,062
Accrued expenses	1,866,435	2,649,468
Current portion of capital lease obligations	9,228	9,228
Current notes payable	600,000	600,000
Borrowings under line of credit	2,922,565	2,526,982
Total current liabilities	11,457,372	9,670,740

Long-term liabilities:
Capital lease obligations, net of current portion	11,534	13,841
Other liabilities	1,527,350	1,529,257
Total long-term liabilities	1,538,884	1,543,098

Commitments and contingencies

Convertible preferred stock	13,589,491	13,589,491
Common stock	22,799	22,799
Additional paid-in capital	52,357,227	52,311,059
Accumulated deficit	(58,329,899)	(56,844,765)
Total stockholders' equity	7,639,618	9,078,584

Total liabilities and stockholders' equity	$20,635,874	$20,292,422

CONTACT:
iParty Corp.
David Robertson, 781-355-3770
Chief Financial Officer
drobertson@iparty.com